EXHIBIT 8.1

We have the following subsidiaries as of March 31, 2013:

Sr No.	Name of the Subsidiary Company	Country of incorporation
1	Sheba Properties Ltd.	India
2	Concorde Motors (India) Ltd.	India
3	TML Drivelines Ltd.	India
4	PT Tata Motors Indonesia	Indonesia
5	TAL Manufacturing Solutions Ltd.	India
6	Tata Motors Insurance Broking and Advisory Services Ltd.	India
7	Tata Daewoo Commercial Vehicle Co. Ltd.	South Korea
8	Tata Motors European Technical Centre Plc.	UK
9	Tata Technologies Ltd.	India
10	Tata Precision Industries Pte. Ltd.	Singapore
11	Tata Motors Finance Ltd.	India
12	Tata Motors (Thailand) Ltd.	Thailand
13	Tata Hispano Motors Carrocera S.A.	Spain
14	TML Holdings Pte Ltd.	Singapore
15	Tata Motors (SA) (Proprietary) Ltd.	South Africa
16	TML Distribution Company Ltd.	India
17	Tata Marcopolo Motors Ltd.	India
18	Trilix S.r.l.	Italy
19	Tata Technologies (Thailand) Ltd.	Thailand
20	Tata Technologies Pte. Ltd,	Singapore
21	INCAT International PLC.	UK
22	Tata Technologies Europe Ltd	UK
23	INCAT GmbH.	Germany
24	Tata Technologies Inc	USA
25	Tata Technologies de Mexico, S.A. de C.V.	Mexico
26	Tata Technologies (Canada) Inc.	Canada
27	Jaguar Land Rover Automotive Plc ( formerly known as JaguarLandRover Ltd)	UK
28	Jaguar Land Rover Ltd	UK
29	Jaguar Land Rover Austria GmbH	Austria
30	Jaguar Belux NV	Belgium
31	Jaguar Cars Ltd	UK
32	Jaguar Land Rover Japan Ltd	Japan
33	Jaguar Cars South Africa (Pty) Ltd	South Africa
34	Jaguar Land Rover Italia SpA	Italy
35	Jaguar Land Rover Exports Ltd	UK
36	The Daimler Motor Company Ltd	UK
37	The Jaguar Collection Ltd	UK
38	Daimler Transport Vehicles Ltd	UK
39	S.S. Cars Ltd	UK
40	The Lanchester Motor Company Ltd	UK
41	Jaguar Hispania SL	Spain
42	Jaguar Land Rover Deutschland Gmbh	Germany
43	Land Rover Ireland Ltd	UK
44	Land Rover Group Ltd	UK
45	Jaguar Land Rover North America LLC	USA
46	Land Rover Belux SA/NV	Belgium
47	Land Rover Nederland BV	Netherlands

Sr No.	Name of the Subsidiary Company	Country of incorporation
48	Jaguar Land Rover Portugal - Veiculos e Pecas, LDA	Portugal
49	Jaguar Land Rover Australia Pty Ltd	Australia
50	Land Rover Espana SL	Spain
51	Jaguar Land Rover Korea Co. Ltd	South Korea
52	Jaguar Land Rover Automotive Trading (Shanghai) Ltd	China
53	Jaguar Land Rover Canada ULC	Canada
54	Jaguar Land Rover France, SAS	France
55	Jaguar Land Rover (South Africa) (Pty) Ltd	South Africa
56	Jaguar e Land Rover Brazil Importacao e Comercio de Veiculos Ltda.	Brazil
57	Jaguar Land Rover Limited Liability Company (Russia)	Russia
58	Jaguar Land Rover Parts Ltd	UK
59	Jaguar Land Rover (South Africa) Holdings Ltd	UK
60	Land Rover Exports Ltd	UK
61	Jaguar Land Rover India Ltd	India
62	Tata Hispano Motors Carrosseries Maghreb	Spain
63	Tata Daewoo Commercial Vehicle Sales and Distribution Co. Ltd.	South Korea
64	PT Tata Motors Distribusi Indonesia	Indonesia